UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 9, 2023

NEXTPLAT CORP

(Exact Name of Registrant as Specified in its Charter)

nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3250 Mary St., Suite 410

Coconut Grove, FL 33133

(Address of principal executive offices and zip code)

(305) 560-5355

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market, Inc.
Warrants	NXPLW	The Nasdaq Stock Market, Inc.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2023, in connection with the resignation of Theresa Carlise as NextPlat Corp’s (the “Company”) Chief Accounting Officer, Secretary and Treasurer, the Company entered into a Separation and Mutual Release of Claims Agreement (the “Separation Agreement”) with Ms. Carlise. Pursuant to the Separation Agreement, Ms. Carlise’s last day with the Company will be June 16, 2023. In exchange for the releases and customary covenants made by Ms. Carlise under the Separation Agreement, she will be eligible for certain severance benefits.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP.

	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Chairman and Chief Executive Officer

Dated: June 15, 2023

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